Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$89,681
Unrealized Gain (Loss) on Market Value of Commodity Futures	4,038
Dividend Income	47,128
Interest Income	34,699
ETF Transaction Fees	350
Total Income (Loss)	$175,896

Expenses
General Partner Management Fees	$7,074
Professional Fees	19,556
Brokerage Commissions	372
Directors' Fees and insurance	462
License fees	237
Total Expenses	$27,701
Expense Waiver	4,772
Net Expenses	$32,473
Net Income (Loss)	$143,423

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 6/1/24	$18,927,863
Withdrawals ((100,000) Shares)	(852,856)
Net Income (Loss)	143,423

Net Asset Value End of Month	$18,218,430
Net Asset Value Per Share (2,200,000 Shares)	$8.28

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596